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                        Strong Short-Term Bond Fund, Inc.


                                  EXHIBIT 16


                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.     CURRENT ANNUALIZED YIELD: 30 days ended October 31, 1996

       A.     Formula
                              a-b         6
              YIELD = 2[(------------ + 1) - 1]
                              cd

              Where:     a =     dividends and interest earned during the
                                 period.

                         b = expenses accrued for the period (net of reimbursements).

                         c = the average daily number of shares outstanding during the period.

                         d = the maximum offering price per share on the last day of the period.

       B.     Calculation
                        7,610,271.82 - 810,491.23  6
              YIELD = 2[------------------------ +1) - 1)
                        117,462,863.680 x 9.75

              YIELD = 7.23%


II.    AVERAGE ANNUAL TOTAL RETURN

       A.     Formula
                                  n                      n ____
                         P (1 + T) = ERV     or      T =\ /ERV/P - 1

              Where:     P =     a hypothetical initial payment of $10,000

                         T =     average annual total return

                         n =     number of years

                       ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.






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        B.      Calculation
                     n ____
                T = \ /ERV/P-1

                1.      One-year period 10-31-95 through 10-31-96
                                 1  _____________
                        7.07% = \ /10,707/10,000-1

                2.      Five-year period 10-31-91 through 10-31-96

                                 5  _______________
                        6.91% = \  /13,968/10,000-1



                3.      Since inception 08-31-87 through 10-31-96

                                9.167_______________
                        7.87% = \  / 20,034/10,000-1




III.    TOTAL RETURN

        A.      Formula

                EV-IV
                _____
                 IV     =        TR

Where:          EV      =        Value at the end of the periods, including
                                 reinvestments of all dividends and capital gains distributions

                IV      =        Initial value of a hypothetical investment at
                                 the net asset value

                TR      =        Total Return

        B.      Calculation

                EV-IV
                _____
                 IV     =        TR

                One-year period ended October 31, 1996


                10,707-10,000
                _____________

                   10,000       =       7.07%